                                                                       MORTGAGE AND OTHER NOTES PAYABLE
                                                              INCLUDING WEIGHTED INTEREST RATES AT JUNE 30, 2002

                                                          BENEFICIAL  EFFECTIVE
                                              100%         INTEREST      RATE    (a)
                                                                                      ---------------------------------------------------------------------------------------
                                             6/30/02       06/30/02    06/30/02       2002    2003    2004    2005    2006   2007    2008    2009    2010   2011     TOTAL
                                             -------       --------    --------       -----   -----   -----   -----   -----  -----   -----   -----   -----  -----    -----

   CONSOLIDATED  FIXED RATE DEBT:
   --------------------------------------------------------------------------------------------------------------------------------------------------------------------------
   BEVERLY CENTER                               146.0           146.0      8.36%                       146.0                                                           146.0
   BILTMORE                                      78.6            78.6      7.68%         0.4     0.8     0.9     1.0     1.1    1.2     1.2    72.0                     78.6
   MACARTHUR CENTER                             142.9           100.0      7.59%         0.5     1.1     1.1     1.2     1.3    1.4     1.5     1.7    90.2            100.0
   REGENCY                                       82.0            82.0      6.75%         0.4     0.9     0.9     1.0     1.1    1.1     1.2     1.3     1.4   72.8      82.0
   THE MALL AT SHORT HILLS                      269.5           269.5      6.70%         1.4     3.0     3.2     3.5     3.7    4.0     4.2   246.4                    269.5
   OTHER                                         22.1            22.1     12.37%         0.3     0.3     0.3     0.3     0.4    0.4     0.1    20.0     0.0    0.0      22.1
                                            ---------------------------------------------------------------------------------------------------------------------------------
   TOTAL CONSOLIDATED FIXED                     741.1           698.3                    3.0     6.1   152.5     7.0     7.5    8.1     8.3   341.4    91.5   72.8     698.3
   WEIGHTED RATE                                7.48%           7.47%                  6.95%   6.98%   8.30%   6.98%   6.98%  6.99%   7.01%   7.28%   7.58%  6.75%

   CONSOLIDATED FLOATING RATE DEBT:
   --------------------------------
   GREAT LAKES CROSSING                         149.7           127.3      4.58% (c)     5.0   122.2                                                                   127.3
   THE SHOPS AT WILLOW BEND                     197.8           197.8      4.11% (d)           197.8                                                                   197.8
   WELLINGTON GREEN                             137.7           123.9      4.39% (e)                   123.9                                                           123.9
   TRG CREDIT FACILITY                            9.2             9.2      2.81% (h)     9.2                                                                             9.2
   TRG CREDIT FACILITY                          230.0           230.0      2.88% (f)                   230.0                                                           230.0
                                            ---------------------------------------------------------------------------------------------------------------------------------
   TOTAL CONSOLIDATED FLOATING                  724.4           688.2                   14.2   320.0   353.9     0.0     0.0    0.0     0.0     0.0     0.0    0.0     688.2
   WEIGHTED RATE                                3.85%           3.82%                  3.44%   4.29%   3.41%   0.00%   0.00%  0.00%   0.00%   0.00%   0.00%  0.00%

   TOTAL CONSOLIDATED                          1465.5          1386.4                   17.3   326.2   506.4     7.0     7.5    8.1     8.3   341.4    91.5   72.8    1386.4
   WEIGHTED RATE                                5.69%           5.66%                  4.05%   4.34%   4.88%   6.98%   6.98%  6.99%   7.01%   7.28%   7.58%  6.75%
   --------------------------------------------------------------------------------------------------------------------------------------------------------------------------

   JOINT VENTURES FIXED RATE DEBT:
   --------------------------------------------------------------------------------------------------------------------------------------------------------------------------
   ARIZONA MILLS                     50.00%     144.1            72.1      7.90%         0.3     0.6     0.7     0.8     0.8    0.9     0.9     1.0    66.0             72.1
   CHERRY CREEK                      50.00%     177.0            88.5      7.68%                         0.5     1.3    86.7                                            88.5
   FAIR OAKS                         50.00%     140.0            70.0      6.60%                                                       70.0                             70.0
   SUN VALLEY BONDS                  50.00%       0.8             0.4      7.20%         0.1     0.2     0.1                                                             0.4
   WESTFARMS                         78.94%     100.0            78.9      7.85% (k)    78.9                                                                            78.9
   WOODLAND                          50.00%      66.0            33.0      8.20%                        33.0                                                            33.0
                                            ---------------------------------------------------------------------------------------------------------------------------------
   TOTAL JOINT VENTURE FIXED                    628.0           342.9                   79.3     0.9    34.3     2.0    87.6    0.9    70.9     1.0    66.0    0.0     342.9
   WEIGHTED RATE                                7.57%           7.59%                  7.85%   7.72%   8.18%   7.76%   7.68%  7.90%   6.62%   7.90%   7.90%  0.00%

   JOINT VENTURES FLOATING RATE DEBT:
   ----------------------------------
   DOLPHIN MALL                      50.00%     183.0 (b)        91.5      4.46% (g)    91.5                                                                            91.5
   INTERNATIONAL PLAZA               26.49%     187.1            49.6      4.31% (j)    49.6                                                                            49.6
   THE MALL AT MILLENIA              50.00%      92.1            46.0      3.59% (i)            46.0                                                                    46.0
   STAMFORD TOWN CENTER              50.00%      76.0            38.0      2.64% (i)    38.0                                                                            38.0
   SUNVALLEY                         50.00%     110.0            55.0      2.76% (i)            55.0                                                                    55.0
   SUNVALLEY                         50.00%      10.0             5.0      4.84% (i)             5.0                                                                     5.0
   WESTFARMS                         78.94%      55.0            43.4      5.16% (k)    43.4                                                                            43.4
   OTHER                                          4.1             2.5      4.75%         0.4     0.8     0.7     0.4     0.3    0.0                                      2.5
                                            ---------------------------------------------------------------------------------------------------------------------------------
   TOTAL JOINT VENTURE FLOATING                 717.3           331.0                  222.9   106.8     0.7     0.4     0.3    0.0     0.0     0.0     0.0    0.0     331.0
   WEIGHTED RATE                                3.91%           3.92%                  4.25%   3.23%   4.75%   4.75%   4.75%  4.75%   0.00%   0.00%   0.00%  0.00%

   TOTAL JOINT VENTURE                         1345.3           674.0                  302.2   107.7    34.9     2.4    87.8    0.9    70.9     1.0    66.0    0.0     674.0
   WEIGHTED RATE                                5.62%           5.79%                  5.19%   3.27%   8.12%   7.28%   7.67%  7.74%   6.62%   7.90%   7.90%  0.00%
   --------------------------------------------------------------------------------------------------------------------------------------------------------------------------

   TRG BENEFICIAL INTEREST TOTALS
   ------------------------------
   FIXED RATE DEBT                            1,369.1         1,041.2                   82.4     7.0   186.8     9.0    95.1    8.9    79.2   342.4   157.6   72.8    1041.2
                                                7.52%           7.51%                  7.82%   7.07%   8.28%   7.16%   7.63%  7.08%   6.66%   7.28%   7.71%  6.75%
   FLOATING RATE DEBT                         1,441.7         1,019.2                  237.1   426.8   354.6     0.4     0.3    0.0     0.0     0.0     0.0    0.0    1019.2
                                                3.88%           3.85%                  4.20%   4.03%   3.41%   4.75%   4.75%  4.75%   0.00%   0.00%   0.00%  0.00%
   TOTAL                                      2,810.8         2,060.4                  319.5   433.8   541.3     9.4    95.3    9.0    79.2   342.4   157.6   72.8    2060.4
                                                5.65%           5.70%                  5.13%   4.07%   5.09%   7.06%   7.62%  7.06%   6.66%   7.28%   7.71%  6.75%

   --------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                         Average Maturity               4.28
                                                                                      =======

   (a) Does not include effect of amortization of debt issuance costs or interest rate hedging costs.
   (b) As of 6/30/02, $200 M is swapped to an all-in rate of 8.14%.  Because the swap does not qualify for hedge accounting changes in the fair value of the swap are recognized through earnings.
   (c) LIBOR rate is locked to Maturity on $147.9 M at 4.59%.
   (d) LIBOR rate is locked to November 2002 on $182.4 M at 4.15% and floating month to month on the remainder.  Beginning in Nov. 2002, $100 M of this debt is swapped to June 2004 at LIBOR rate of 4.125%.
   (e) LIBOR rate is locked to Oct. 2002 on $106.7 M at 4.5% and to Nov. 2002 on 17.6 M at 4.32% with the remainder floating month to month.  Beginning in Oct. 2002, $100 M of this debt is swapped to Oct. 2003 at a LIBOR rate of 2.5%.
        The rate is swapped from 10/03 - 10/04 at a LIBOR rate of 4.35% and from 10/04 - 5/05 at a LIBOR rate of 5.25%.
   (f) LIBOR rate is locked to November 2002 on $75 M at 3.17% and  floating month to month on the remainder.  Beginning in
        Nov. 2002, $100 M of this debt is swapped for one year at a LIBOR rate of 4.3%.
   (g) LIBOR rate is locked to October 2002 on $164.6 M at 4.53% and floating month to month on the remainder.
   (h) Rate floats daily.
   (i) LIBOR rate is floating month to month.
   (j) LIBOR rate is locked to October 2002 on $160.4 M at 4.40%, and floating month to month on the remainder.
   (k) Debt refinanced effective 7/1/02 with new ten year $210 million 6.10% fixed rate loan.